EX-11
                        THE PROMUS COMPANIES INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS (1)

                                Second Quarter Ended         Six Months Ended
                               June 30,      June 30,     June 30,    June 30,
                                  1994          1993         1994       1993
Income before
  extraordinary items     $ 39,876,000  $ 22,815,000 $ 68,092,000  $ 34,780,000
Extraordinary items, net             -      (316,000)           -    (1,325,000)
Cumulative effect of
  change in accounting
  policy, net                        -             -   (7,932,000)            -
                          ------------  ------------ ------------  ------------
Net income                $ 39,876,000  $ 22,499,000 $ 60,160,000  $ 33,455,000
                          ============  ============ ============  ============
Primary earnings per
  share
Weighted average number
  of common shares
  outstanding              101,615,334   100,631,313  101,556,187   100,568,984

  Common stock
    equivalents
      Additional shares
        based on average
        market price for
        period applicable
        to:
          Restricted
            stock              432,838       878,586      448,017       878,700
          Stock options        778,039       833,462      853,851       744,767
                          ------------  ------------ ------------  ------------
Average number of
  primary common and
  common equivalent
  shares outstanding       102,826,211   102,343,361  102,858,055   102,192,451
                          ============  ============ ============  ============
Primary earnings per
  common and common
  equivalent share
    Income before
      extraordinary items       $ 0.39        $ 0.22       $ 0.66        $ 0.34
    Extraordinary items              -             -            -         (0.01)
    Change in accounting
      policy                         -             -        (0.08)            -
                                ------        ------       ------        ------
    Net income                  $ 0.39        $ 0.22       $ 0.58        $ 0.33
                                ======        ======       ======        ======
Fully diluted earnings
  per share
Average number of
  primary common and
  common equivalent
  shares outstanding       102,826,211   102,343,361  102,858,055   102,192,451
    Additional shares
      based on period-
      end price
      applicable to:
        Restricted stock        13,606         4,854       23,952             -
        Stock options                -        61,433            -       150,128
                          ------------  ------------ ------------  ------------
Average number of fully
  diluted common and
  common equivalent
  shares outstanding       102,839,817   102,409,648  102,882,007   102,342,579
                          ============  ============ ============  ============
Fully diluted earnings
  per common and
  common equivalent
  share
    Income before
      extraordinary items       $ 0.39        $ 0.22       $ 0.66        $ 0.34
    Extraordinary items              -             -            -         (0.01)
    Change in accounting
      policy                         -             -        (0.08)            -
                                ------        ------       ------        ------
    Net income                  $ 0.39        $ 0.22       $ 0.58        $ 0.33
                                ======        ======       ======        ======

(1) June 30, 1993 amounts have been retroactively adjusted for three-for-two stock split approved by Promus' Board of Directors on October 29, 1993.
                                      -30-